UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2023, Lindblad Expeditions Holdings, Inc. (the “Issuer”), entered into an Indenture, dated as of May 2, 2023 (the “Indenture”), among the Issuer, each of the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent, governing the terms of the Issuer’s $275,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2028 (the “Notes”). The Notes were issued on May 2, 2023 (the “Closing Date”).

The Notes are guaranteed on a senior secured basis by (i) Lindblad Bluewater II Limited and LEX Endurance Ltd. (together, the “All-Assets Grantors”), the subsidiaries of the Issuer that own the National Geographic Endurance and the National Geographic Resolution, the vessels that constitute collateral for the Notes, and (ii) Lindblad Maritime Enterprises, Ltd. (the “Chargor” and, together with the All-Assets Grantors, the “Secured Guarantors”), but solely with respect to the shares of the issued share capital of each of the All-Assets Grantors owned by the Chargor. The Notes are guaranteed on an unsecured basis by Lindblad Expeditions, LLC (“Expeditions”) and certain other subsidiaries of Expeditions (together with the Secured Guarantors, the “guarantors”). The notes and the guarantees of the guarantors are the Issuer’s and the guarantors’, respectively, senior obligations.

The Notes bear interest at a rate of 9.000% per year, accruing from May 2, 2023. Interest on the Notes is payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2023. The Notes will mature on May 15, 2028, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuer may redeem some or all of the Notes at any time prior to May 15, 2025, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and a “make-whole” premium set forth in the Indenture. On or after May 15, 2025, the Issuer may redeem some or all of the Notes at any time at redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date. In addition, at any time prior to May 15, 2025, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 109.000% of the principal amount of the Notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date, with the net cash proceeds of specified equity offerings. If the Issuer experiences certain change of control events, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Issuer and its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividend payments, distributions, investments and other restricted payments, sell certain assets, agree to any restrictions on the ability of restricted subsidiaries to make certain payments to the Issuer or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Issuer’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains customary events of default provisions.

The Issuer used a portion of the net proceeds from the offering to prepay in full all outstanding borrowings under its existing Export Credit Facilities (as defined herein) on the Closing Date. The remaining net proceeds will be used to fund the costs of the offering and for working capital and general corporate purposes, which may include strategic growth initiatives.

The Notes and the related guarantees were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the issuance and sale of Notes as described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date, the Issuer prepaid in full all obligations under, and terminated, (i) that certain Senior Secured Credit Agreement, dated January 8, 2018 (the “First Export Credit Facility”), among the Issuer and LEX Endurance Ltd. with Citibank, N.A. and Eksportkreditt Norge AS (together with Garantiinstituttet, now known as Eksfin, Export Finance Norway) and (ii) that certain Senior Secured Credit Agreement, dated April 8, 2019 (together with the First Export Credit Facility, the “Export Credit Facilities”), among the Issuer and Lindblad Bluewater II Limited with Citibank, N.A. and Eksportkreditt Norge AS (together with Garantiinstituttet, now known as Eksfin, Export Finance Norway).

A description of the material terms of the Export Credit Facilities is contained under the heading “Senior Secured Credit Agreements” contained in Part I Item 7 of the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 10, 2023, which description is incorporated by reference in this Item 1.02 of this Current Report on Form 8-K.

Certain of the initial purchasers of the Notes and/or their affiliates participate in, or are agents and lenders under the Export Credit Facilities and, as a result, will receive a portion of the net proceeds from the offering of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of May 2, 2023, among the Issuer, each of the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 9.000% Senior Secured Notes due 2028.
4.2	Form of 9.000% Senior Secured Notes due 2028 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

May 2, 2023	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer